UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 13, 2014

Pioneer Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Missouri	333-103293	44-0607504
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

4700 Belleview Avenue, Suite 300, Kansas City, Missouri	64112
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code: (816) 756-2020

Not Applicable
(Former name, former address and former fiscal year, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) On September 13, 2014, Joseph B. Freeman, Chief Executive Officer and Director of Pioneer Financial Services, Inc. (the “Company”), submitted his resignation from all positions with the Company, its subsidiaries and MidCountry Bank. Mr. Freeman’s resignation from his position as Director of the Company is effective as of September 19, 2014 and his resignation from his position as Chief Executive Officer of the Company is effective as of October 13, 2014. Mr. Freeman will receive severance payments pursuant to the terms of his employment agreement, subject to limitations thereon imposed by the Company’s and MidCountry Bank’s regulators.

(b) On September 17, 2014, the Board of Directors of the Company elected Timothy L. Stanley to serve as Chief Executive Officer of the Company effective October 13, 2014. Mr. Stanley, age 56, has served as a member of the Company’s Board of Directors since December 18, 2013.  He has served as President of Heights Finance Corporation (“Heights”), a company affiliated with the Company since April 2003 and as the Chief Executive Officer of Heights since August 2004 and as the Chief Operating Officer of MidCountry Financial Corp., the parent company of the Company since September 2010.  Prior to joining Heights, Mr. Stanley spent 23 years with Wells Fargo Financial and held a variety of positions in branch operations, marketing, client services, and technology during his tenure, including Senior Vice President of the Information Services Group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Name	Title	Date

/s/ Laura V. Stack	Chief Financial Officer (Principal Financial	September 18, 2014
Laura V. Stack	Officer and Principal Accounting Officer)